UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 27, 2019

ASPEN INSURANCE HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-31909	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
141 Front Street
Hamilton HM 19
Bermuda
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (441) 295-8201
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Exchange Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
5.95% Fixed-to-Floating Rate Perpetual Non-Cumulative Preference Shares	AHL/PRC	New York Stock Exchange, Inc.
5.625% Perpetual Non-Cumulative Preference Shares	AHL/PRD	New York Stock Exchange, Inc.

Section 1 - Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
On June 27, 2019, Aspen Insurance Holdings Limited (the “Company”) entered into a fourth supplemental indenture (the “Fourth Supplemental Indenture”) by and between the Company and Deutsche Bank Trust Company Americas, as trustee, to the indenture, dated as of August 16, 2004, as supplemented by a third supplemental indenture, dated as of November 13, 2013 (together (and including the Fourth Supplemental Indenture), the “Indenture”) relating to $300,000,000 aggregate principal amount of 4.650% senior notes due 2023 (the “Senior Notes”) issued by the Company.
The Indenture originally provided that the Senior Notes were redeemable at any time at the option of the Company at a redemption price equal to (i) a make-whole premium plus accrued and unpaid interest or (ii) in the event that, as a result of certain tax law changes, the Company becomes obligated to pay additional amounts with respect to the Senior Notes, 100% of the principal amount plus accrued and unpaid interest and any such additional amounts accrued to the date fixed for redemption. The Fourth Supplemental Indenture limits this optional redemption right to provide that the Senior Notes are not redeemable at the option of the Company, except in the event the conditions to redemption set forth in the Fourth Supplemental Indenture are satisfied.
The Fourth Supplemental Indenture also clarifies that, notwithstanding anything to the contrary in the Senior Notes or the Indenture (in particular Section 4.6 (Limitations on Liens on Stock of Designated Subsidiaries) and Section 10.1 (Supplemental Indentures Without Consent of Securityholders) of the Indenture), for the avoidance of doubt, no security or encumbrance of any kind is provided to secure the rights of holders of the Senior Notes. Except for provisions customarily contained in indentures of this type, the Company does not believe that the Indenture or the Senior Notes contains terms or conditions designed to accelerate or induce the Company or any of its subsidiary’s insolvency or effect similar proceedings.
The changes included in the Fourth Supplemental Indenture are intended to permit the Senior Notes to qualify as Tier 3 ancillary capital under the eligible capital rules of the Bermuda Monetary Authority. Because the amendments in the Fourth Supplemental Indenture do not materially adversely affect the interests of holders of the Senior Notes, entry into the Fourth Supplemental Indenture did not require the consent of the holders of the Senior Notes. HSBC Securities (USA) Inc. provided financial advisory services to us in connection with our evaluation of certain regulatory capital matters relating to the Senior Notes.
The foregoing description of the Fourth Supplemental Indenture is qualified by reference to the full text of the Fourth Supplemental Indenture filed as Exhibit 4.1 to this Current Report on Form 8-K, which is incorporated herein by reference.
Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Unless otherwise specified above, the following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description
4.1	Fourth Supplemental Indenture, dated as of June 27, 2019, between the Company and Deutsche Bank Trust Company Americas, as trustee

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED (Registrant)

Dated: June 28, 2019	By:	/s/ Scott Kirk
	Name:	Scott Kirk
	Title:	Group Chief Financial Officer